UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 21, 2014

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

(c) Raymond W. Wasilewski has been named Chief Operating Officer - Life Companies of FBL Financial Group, Inc., effective July 21, 2014.

Wasilewski, age 55, had previously served as FBL Financial Group’s Chief Administrative Officer since May 2013. This role included responsibility for Information Technology, Human Resources and Agency Services. He also previously served as FBL’s Vice President - Information Technology from August 2011 to May 2013 and on the senior leadership team of FBL Financial Group’s former subsidiary, EquiTrust Life, from June 2003 to August 2011, including as Vice President - Technology from March 2008 to August 2011. Wasilewski holds a bachelor’s degree in vocational education from Southern Illinois University and a master’s degree in computer information systems from Nova Southeastern University. Before joining FBL Financial Group, he was a consultant, a commercial software designer, a computer science and electronics instructor, and he served in the U.S. Navy for 17 years in the cryptography field. Wasilewski serves on the board of The Technology Association of Iowa.

Item 7.01 Regulation FD Disclosure

On July 21, 2014 FBL Financial Group, Inc. announced that Raymond W. Wasilewski has been named Chief Operating Officer - Life Companies, filling the previously vacant position. The news release is furnished as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC. (Registrant)

Date: July 21, 2014

/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer

EXHIBIT INDEX

Exhibit No:    Description
Exhibit 99.1    News release of the registrant dated July 21, 2014